UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report: July 29, 2025

(Date of earliest event reported)

ATIF HOLDINGS LIMITED

(Exact name of registrant as specified in its charter)

British Virgin Islands	001-38876	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

420 Goddard, Irvine, CA	92618
(Address of Principal Executive Offices)	(Zip Code)

308-888-8888

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, $0.001 par value	ZBAI	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

As previously reported on a Current Report on Form 8-K filed by ATIF Holdings Limited. (the “Company”) filed with the Securities and Exchange Commission on July 22, 2025, the Company and certain non-U.S. investors (the “Investors”) entered into a securities purchase agreement (the “SPA”). Pursuant to the SPA, the Company agreed to sell, and the Investors agreed to purchase, severally and not jointly, an aggregate of 5,434,782 ordinary shares of the Company, par value $0.001 per share (the “Shares”), at a purchase price of $0.368 each Share (the “Offering”).

The closing of the Offering and sale of the Shares occurred on July 29, 2025 when all the closing conditions of the SPA have been satisfied. The Company issued the Shares in exchange for gross proceeds of $2 million, before the deduction of customary expenses.

The Shares were issued in reliance on the exemption from registration provided by Regulation S under the Securities Act of 1933. Following the closing of the Offering, the Company has an aggregate of 23,639,787 ordinary shares issued and outstanding as of the date of this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATIF Holdings Limited

	By:	/s/ Dr. Kamran Khan
Dr. Kamran Khan
Chief Executive Officer

Dated: July 31, 2025